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                                                           Exhibit 10.15


                                                           110 East 42nd Street


                              OPTION TO PURCHASE


    THIS OPTION TO PURCHASE (the "AGREEMENT") made this 6th day of August, 1997 by and between Green 110E42 Realty LLC, having an address at 70 West 36th Street, New York, New York ("SELLER") and SL Green Operating Partnership, L.P., having an address at 70 West 36th Street, New York, New York ("PURCHASER").

    WHEREAS, Purchaser desires to acquire an option to purchase Seller's interest as contract vendee ("SELLER'S INTEREST") of the Property, as defined in the Contract of Sale attached hereto as Exhibit A and made a part hereof (the "AGREEMENT OF SALE"); and

    WHEREAS, Seller desires to grant to Purchaser an option to purchase the Seller's Interest;

     NOW, THEREFORE, in pursuance of said agreement and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. Seller hereby grants to Purchaser an option, upon the terms and conditions hereinafter set forth (the "OPTION"), to acquire the Seller's Interest. The Option may be exercised by Purchaser in the manner hereinafter set forth from the date hereof through and including the tenth (10th)
anniversary of the date hereof (the "OPTION PERIOD").   In the event
Purchaser elects to exercise the Option, Purchaser shall give written notice thereof to Seller (the "OPTION NOTICE"), which Option Notice must (a) be received by Seller on or before the expiration of the Option Period and (b) be accompanied by Purchaser's unendorsed certified check in an amount equal to Seller's Investment (as defined below) to the order of Seller. In the event that the Option Notice is not delivered to Seller on or prior to the expiration of the Option Period or the Option Notice is not accompanied by Purchaser's unendorsed, certified check in an amount equal to the Seller's Investment, the Option shall be terminated and of no further force and effect and neither party shall have any further rights or liabilities under this paragraph. In the event the Option Notice and the Seller's Investment are delivered to Seller prior to the expiration of the Option Period, Seller shall, assign all of its right title and interest in the Agreement of Sale to Purchaser pursuant to an assignment in the form of EXHIBIT B attached hereto and made a part hereof. As used herein "SELLER'S INVESTMENT" shall mean a sum equal to all funds of whatever nature invested by Seller in

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connection with the acquisition of the Property, including, without limitation,
(a) all sums paid to 110 East 42nd Street Associates Limited Partnership ("OWNER") pursuant to the Agreement of Sale, (b) sums incurred in connection with any financing of sums paid to Owner or otherwise incurred in connection with the purchase of the Property, including, without limitation, principal and interest and commitment and application fees, (c) all accounting, legal, architectural, and engineering fees and expenses, (d) all other fees and expenses incurred in connection with any of the foregoing and (e) interest on all such sums at a rate equal to 12% from the date each such expense is actually incurred through and including the date the Option is exercised.

    2. Seller may not sell or otherwise transfer the Seller's Interest to any party other than Purchaser (a "THIRD PARTY") without giving at least thirty (30) days prior written notice (the "SALE NOTICE") of such sale or transfer to Purchaser, which notice shall be accompanied by a copy of the proposed contract to be executed in connection with such sale or transfer. Upon receipt of the Sale Notice, Purchaser may, by giving notice to Seller within fifteen (15) days, exercise the Option on the terms contained herein and, at the sole and absolute option of Purchaser, either sell the Seller's Interest to the Third Party on the terms and conditions set forth in the aforementioned proposed contract, or such other terms as Purchaser and Third Party shall subsequently agree upon, or retain the option to purchase the Seller's Interest pursuant to the terms hereof. All contracts which Seller may enter into which relate to the sale or transfer of the Seller's Interest after the date hereof shall specifically state that they are subject and subordinate to the rights of Purchaser hereunder. In the event that Purchaser does not exercise the Option on the terms contained herein and a sale or transfer of the Seller's Interest by Seller to a Third Party is consummated, Seller shall pay to Purchaser on the date upon which such sale or transfer is consummated, a sum equal to (a) the gross sales price for the Seller's Interest (including normal and customary closing adjustments) minus
(b)(i) Seller's Interest, (ii) all Federal income tax payable by the partners of Seller which results from the sale of the Property and (iii) other normal and customary costs attributable to the sale of the Property, including, without limitation, transfer taxes, brokerage commissions, reasonable legal fees and reasonable accounting fees (the "NET AFTER TAX PROFIT"). Upon the payment of Seller's Net After Tax Profit to Purchaser, this Agreement shall be terminated and of no further force and effect and neither party shall have any further rights or liabilities hereunder.

    3. In the event that Seller or a partnership, corporation limited liability company, joint venture or other entity in which Seller owns a legal or beneficial interest acquires the Property and at such time Purchaser has not exercised the Option, at any

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time prior to the expiration of the Option Period Seller shall, at the request of Purchaser, enter into an option agreement to sell Seller's interest in the Property to Purchaser for a purchase price equal to Seller's Investment which shall be in form and substance reasonably acceptable to Purchaser and Seller and on such other terms as are commercially reasonable for transactions of such type.

    4. Seller represents and warrants that (a) it is the sole owner of, and has good and marketable title to, the Seller's Interest, (b) Seller has not granted an option or right of first refusal to purchase the Seller's Interest to any party other than Purchaser and (c) Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended, or any regulation promulgated thereunder.

    5. Seller covenants that (a) it will not modify the Purchase Agreement or enter into any agreement with respect to the Property which in any way would have a material adverse effect upon the rights of Purchaser hereunder without Purchaser's prior written consent, which consent may be withheld or granted in Purchaser's sole discretion and (b) that it will not purchase the Property or give a Purchaser's Closing Notice (as defined in the Agreement of Sale) without first giving Purchaser 15 days prior written notice and the opportunity to exercise the Option.

    6.   Seller and Purchaser mutually represent and warrant that neither
Seller nor Purchaser know of any broker who has claimed, or may have the right to claim, a commission or any similar finder's fee in connection with the transaction contemplated by this Agreement. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including reasonable attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this paragraph. The representations and obligations under this paragraph shall survive the closing of the transactions contemplated in this Agreement (the "CLOSING") or, if the Closing does not occur, the termination of this Agreement.

    7.   All notices hereunder shall be in writing and may be given either by
(a) federal express or other nationally recognized overnight courier or (b) hand delivery, in each case to the Seller or Purchaser, as applicable, at the address first set forth above with a copy in either case to Brown & Wood LLP, One World Trade Center, New York, New York 10045. Attn: David J. Weinberger, Esq.
Notices shall be deemed given one day after posting, if given pursuant to (a) above or upon delivery, if given pursuant to (b) above.

    8. Time shall be of the essence with regard to all notices given hereunder.

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    9.   All matters relating to the operation, construction or interpretation of this Agreement shall be governed and determined by the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.

    10. Unless specifically provided herein, no failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach of any other covenant, agreement, term or condition set forth herein. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

    11. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

    12. This Agreement may not be assigned, transferred or conveyed by Purchaser to any person(s) or entity without the prior written consent of Seller.

    13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

    14. Exercise by Purchaser of the Option shall be subject to the approval of a majority of the Independent Directors. As used herein "Independent Directors" shall mean the directors of SL Green Realty Corp. (the "COMPANY") who are neither officers of the Company nor affiliated with Seller.

    15. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity.

    16. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of

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such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by Purchaser to effect such replacement.

    17. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Agreement or otherwise at law or in equity.

    18. The parties hereto each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Agreement) as either may reasonably request from time to time, whether at, before or after the Closing, to confirm or effectuate the provisions of this Agreement.


                                     *  *  *  *

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    IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement the day and year first above written.


                                       GREEN 110E42 REALTY LLC, Seller


                                       By: /s/ Benjamin P. Feldman
                                           -----------------------------
                                           Benjamin P. Feldman
                                           Manager


                                       SL GREEN OPERATING PARTNERSHIP, L.P.,
                                         Purchaser


                                       By: SL Green Realty Corp.,
                                           its general partner


                                           By: /s/ Benjamin P. Feldman
                                               -----------------------------
                                               Benjamin P. Feldman
                                               Executive Vice President

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                                      Exhibit B

                        ASSIGNMENT AND ASSUMPTION OF CONTRACT

    Agreement made as of this ___ day of ____________, by and between Green 110E42 Realty LLC, a New York limited liability company having an address at 70 West 36th Street, New York, New York ("ASSIGNOR") and SL Green Operating Partnership, L.P., a Delaware limited partnership having an address at 70 West 36th Street, New York, New York ("ASSIGNEE").

                                       RECITALS

    Assignor is the contract vendee under that certain agreement of sale between Assignor, as purchaser, and 110 East 42nd Street Associates Limited Partnership, as seller, dated as of August ___, 1997, covering the property and interests more particularly therein (the "CONTRACT").

    Pursuant to the Option to Purchase dated as of August ___, 1997 (the "OPTION"), Assignor agreed, INTER ALIA, to assign the Contract, to Assignee and Assignee agreed to assume Assignor's obligations thereunder and with respect thereof.

                                      AGREEMENTS

    In consideration of the promises and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. Assignor hereby assigns to Assignee, without warranty, representation or recourse, all of its right, title and interest in, to and under the Contract and to the Earnest Money Deposit (as defined therein).

    2. Assignee hereby assumes the Contract and all of Assignor's obligations under the Contract and Assignee agrees to indemnify Assignor against and hold Assignor harmless from any and all costs, damages, liabilities and expenses, including, without limitation, reasonable attorney's fees, imposed upon or incurred by Assignor by reason of Assignee's failure to perform the purchaser's obligations under the Contract arising from and after the date of this Agreement.

    3. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors in interest and assigns.


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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                       ASSIGNOR:

                                       GREEN 110E42 REALTY LLC, Seller


                                       By:__________________________
                                          Stephen L. Green
                                          Member


                                       ASSIGNEE:

                                       SL GREEN OPERATING PARTNERSHIP, L.P.,
                                         Purchaser


                                       By: SL Green Realty Corp.,
                                           its general partner


                                       By:__________________________
                                          Stephen L. Green
                                          President